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As filed with the Securities and Exchange Commission on September 17, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMUNITY FIRST BANKSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	46-0391436 (I.R.S. Employer Identification No.)
520 Main Avenue Fargo, North Dakota 58124-0001 (Address of Principal Executive Offices and Zip Code)

COMMUNITY FIRST BANKSHARES, INC. 1996 STOCK OPTION PLAN
COMMUNITY FIRST BANKSHARES, INC. 401(k) RETIREMENT PLAN
(Full Title of the Plans)

Mark A. Anderson President Community First Bankshares, Inc. 520 Main Avenue Fargo, North Dakota 58124 (701) 298-5600 (Name and Address of Agent for Service)	Copy to: Jonathan B. Levy Rebecca B. Sandberg Lindquist & Vennum P.L.L.P. 4200 IDS Center Minneapolis, MN 55402 (612) 371-3211

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.01 Par Value	2,900,000 shares(2)	$27.79	$80,591,000	$6,520

(1)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sale prices of the Common Stock of Community First Bankshares, Inc. (the "Company") on The Nasdaq National Market on September 15, 2003.

(2)
Includes 1,900,000 additional shares offered pursuant to the 1996 Stock Option Plan and 1,000,000 additional shares offered pursuant to the 401(k) Retirement Plan. On February 4, 2003, the Board of Directors of the Company adopted an amendment to the 1996 Stock Option Plan (the "Option Plan") to increase the number of shares of the Company's Common Stock issuable pursuant to options exercises under the Option Plan from 4,000,000 to 5,900,000. The Company's stockholders approved the amendment to the Option Plan at the Company's Annual Meeting on April 22, 2003.

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

        A Registration Statement on Form S-8 (Commission File No. 333-52071) was filed with the Securities and Exchange Commission on May 7, 1998 covering the registration of 2,000,000 shares authorized for issuance under the Company's 1996 Stock Option Plan. On February 3, 1998, the Board of Directors of the Company approved a two-for-one stock split in the form of a 100% dividend on the outstanding shares of common stock of the Company. The dividend was paid on May 15, 1998 to stockholders of record on May 1, 1998. The stock dividend effectively doubled the number of outstanding shares issued and issuable pursuant to the Option Plan to a total of 4,000,000 shares. Pursuant to Rule 416, the additional 2,000,000 shares were deemed registered under the May 7, 1998 Registration Statement. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,900,000 shares authorized under the Option Plan. The contents of the prior Registration Statement are incorporated herein by reference.

        A Registration Statement on Form S-8 (Commission File No. 33-48160) was filed with the Securities and Exchange Commission on May 26, 1992 covering the registration of 500,000 shares initially authorized for issuance under the Company's 401(k) Retirement Plan ("401(k) Plan"). An additional 500,000 shares were registered for issuance under the 401(k) Plan in a Registration Statement on Form S-8 (Commission File No. 333-52071) on May 7, 1998. On February 3, 1998, the Board of Directors of the Company approved a two-for-one stock split in the form of a 100% dividend on the outstanding shares of common stock of the Company. The dividend was paid on May 15, 1998 to stockholders of record on May 1, 1998. The stock dividend effectively doubled the number of outstanding shares issued and issuable pursuant to the 401(k) Plan to a total of 2,000,000 shares. Pursuant to Rule 416, the additional 1,000,000 shares were deemed registered under the May 7, 1998 Registration Statement. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,000,000 shares authorized under the 401(k) Plan. The contents of the prior Registration Statements are incorporated herein by reference.

PART I

        Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement and such information will be sent or given to employees as specified by Rule 428(b)(1).

PART II

Item 3.    Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

  (a)
  The Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on March 19, 2003;

  (b)
  The Company's Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2003, and June 30, 2003, as filed with the Commission on May 14, 2003 and August 12, 2003, respectively;

  (c)
  The Company's Annual Report on Form 11-K for the 401(k) Retirement Plan for the year ended December 31, 2002, filed with the Commission on June 30, 2003;

  (d)
  The Definitive Proxy Statement dated March 13, 2003 for the Annual Meeting of Stockholders held on April 22, 2003;

  (e)
  The Company's Current Reports on Form 8-K as filed with the Commission on March 6, 2003 and August 27, 2003;

  (f)
  The description of the Company's Common Stock and undesignated Preferred Stock, as set forth on its Form 8-A Registration Statement filed with the Commission on April 7, 1994, as amended on September 19, 1994; and

  (g)
  The description of the Company's Preferred Stock Purchase Rights, as set for in the Company's Form 8-A Registration Statement filed with the Commission on January 9, 1995, as amended on December 6, 2002.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

        The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Under provisions of the Bylaws of the Registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

        The Company currently has in effect policies of insurance, which provide insurance protection to its directors and officers against some liabilities, which may be incurred by them on account of their services to the Company. The Company has also entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the fullest extent permitted by Delaware law, except that with respect to an action commenced by an indemnitee against the Company or by the indemnitee as a derivative action by or in the right of the Company, such indemnitees shall be indemnified at the discretion of the Board of Directors. Subject to certain limitations, the agreements also provide for indemnification against any and all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any derivative action by or in the right of the Company) to which the indemnitee is, was, or at any time becomes a party or is threatened to be made a party by reason of the fact that the indemnitee is or was at any time a director, officer, employee, or agent of the Company or is or was serving or at any time serves at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

        Section 145 of the Delaware General Corporation Law states:

        (a)   A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

        For the undertaking with respect to indemnification, see Item 9 herein.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        Exhibit

  4.1
  1996 Stock Option Plan, approved by the Board of Directors on February 6, 1996, amended by resolution of the Board of Directors on February 1, 1999, and amended and restated and approved by resolution of the Board of Directors on February 4, 2003 (such amended and restated 1996 Stock Option Plan is incorporated by reference to Appendix B to the Company's proxy statement for the 2003 Annual Meeting of Stockholders held on April 22, 2003 and filed with the Commission on March 13, 2003).

  4.2
  401(k) Retirement Plan, restated as of January 1, 2003. Pursuant to Item 8(b), the Company submitted the restated 401(k) Plan to the Internal Revenue Service ("IRS") in June 2003 and hereby undertakes to make any changes that may be required by the IRS in order to qualify the 401(k) Plan under Section 401 of the Internal Revenue Code.

  5.1
  Opinion of Lindquist & Vennum P.L.L.P.

  23.1
  Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1).

  23.2
  Consent of Ernst & Young LLP, independent public accountants.

  24.1
  Power of Attorney (included on signature page of this Registration Statement).

Item 9.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offerings price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on September 15, 2003.

COMMUNITY FIRST BANKSHARES, INC.
By	/s/ MARK A. ANDERSON Mark A. Anderson, President and Chief Executive Officer

POWER OF ATTORNEY

        The undersigned officers and directors of Community First Bankshares, Inc. hereby constitute and appoint Mark A. Anderson our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the date and in the capacities indicated.

Signatures
/s/ MARK A. ANDERSON Mark A. Anderson, President and Chief Executive Officer (Principal Executive Officer)	Dated: September 15, 2003
/s/ CRAIG A. WEISS Craig A. Weiss, Chief Financial Officer (Principal Financial Officer)	Dated: September 15, 2003
/s/ HARVEY L. WOLLMAN Harvey L. Wollman, Director	Dated: September 12, 2003
/s/ PATRICK DELANEY Patrick Delaney, Director	Dated: September 12, 2003
John H. Flittie, Director	Dated:
/s/ DENNIS M. MATHISEN Dennis M. Mathisen, Director	Dated: September 16, 2003
/s/ DARREL G. KNUDSON Darrell G. Knudson, Director	Dated: September 12, 2003

Marilyn R. Seymann, Director	Dated:
/s/ THOMAS GALLAGHER Thomas Gallagher, Director	Dated: September 15, 2003
/s/ RAHN K. PORTER Rahn K. Porter, Director	Dated: September 12, 2003
/s/ LAURIS N. MOLBERT Lauris N. Molbert, Director	Dated: September 12, 2003
Dawn R. Elm, Director	Dated:
Karen M. Meyer, Director	Dated:

        The Plan.    Pursuant to the Securities Act of 1933, trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on September 15, 2003.

THE COMMUNITY FIRST BANKSHARES, INC. 401(k) RETIREMENT PLAN
By:	Community First Bankshares, Inc. Plan Administrator
By	/s/ MARK A. ANDERSON Mark A. Anderson Its President and Chief Executive Officer

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INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE
PART I
PART II
SIGNATURES
POWER OF ATTORNEY